EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-8, No. 33-1803, Form S-8, No. 333-108383, and Form S-8, No. 333-189744) related to the Peoples Bancorp Inc. Retirement Savings Plan,
2)	Registration Statement (Form S-8, No. 33-67878) related to the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc,
3)	Registration Statement (Form S-8, No. 33-59569) related to the Peoples Bancorp Inc. 1995 Stock Option Plan,
4)
Registration Statements (Form S-8, No. 333-43629 and Form S-8, No. 333-179897) related to the Peoples Bancorp Inc. Second Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries as amended (formerly known as the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries),

5)	Registration Statement (Form S-8, No. 333-62935) related to the Peoples Bancorp Inc. 1998 Stock Option Plan,
6)	Registration Statement (Form S-8, No. 333-86246) related to the Peoples Bancorp Inc. 2002 Stock Option Plan,
7)
Registration Statements (Form S-8, No. 333-136383 and Form S-8, No. 333-188149) related to the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (formerly known as the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan and the Peoples Bancorp Inc. 2006 Equity Plan),

8)	Registration Statement (Form S-3, No. 33-54003) of the Peoples Bancorp Inc. Dividend Reinvestment Plan,
9)	Registration Statement (Form S-3/A, No. 33-54003) pertaining to Post-Effective Amendments No. 1, 2, and 3 to Form S-3 of the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan, and
10)	Registration Statement (Form S-3, No. 333-181687) related to Peoples Bancorp Inc.’s shelf registration of common shares, preferred shares, depositary shares, debt securities, warrants and units of our reports dated February 27, 2014, with respect to the consolidated financial statements of Peoples Bancorp Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Peoples Bancorp Inc. and subsidiaries included in this Annual Report (Form 10-K) of Peoples Bancorp Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Charleston, West Virginia
February 27, 2014